UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CTI Industries Corporation
(Name of Registrant as Specified in its Charter)

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CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON JUNE 8, 2018

To:	Shareholders of CTI Industries Corporation

The annual meeting of the shareholders of CTI Industries Corporation will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Friday, June 8, 2018, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

2.	To approve the 2018 Stock Incentive Plan (Item No. 2 on proxy card);

3.	To ratify the appointment of Plante & Moran, PLLC as auditors of the Corporation for 2018 (Item No. 3 on proxy card);

4.	To transact such other business as may properly come before the meeting.

The close of business on April 13, 2018, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2018	/s/Stephen M. Merrick
Stephen M. Merrick, Chief Executive Officer

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors of CTI Industries Corporation (the “Company”) is furnishing this Proxy Statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 9:00 a.m. Central Time on June 8, 2018, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on April 30, 2018 to shareholders of record on April 13, 2018. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to either (i) vote by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on April 13, 2018, are entitled to vote at the Annual Meeting. On that date, there were 3,530,227 shares of Common Stock outstanding. Each share has one vote. A simple majority of the issued and outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to vote. Seven directors will be elected by the Company's Common Shareholders at this meeting. Common Stock does not possess cumulative voting rights. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The approval of the 2018 Stock Incentive Plan will require the affirmative vote of a majority of the shares voted on the proposal at the meeting. The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” the approval of the 2018 Stock Incentive Plan, and “FOR” the appointment of the Company’s independent registered public accounting firm.

A shareholder submitting a proxy prior to the annual meeting may revoke the proxy at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the annual meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy will have full discretionary authority to vote.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of April 13, 2018. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 13, 2018. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which he has no economic interest. The percentage of Common Stock beneficially owned is based on 3,530,227 shares of Common Stock outstanding as of April 13, 2018.

	Amount of		Percent of
Name and Address	Beneficial		Common
of Beneficial Owner (1)	Ownership (2)		Stock
Stephen M. Merrick	830,800	(3)	23.5%
John H. Schwan	826,716	(4)	23.4%
Jeffrey S. Hyland	59,176	(5)	1.7%
Frank J. Cesario	2,000		*
Samuel Komar	5,375	(6)	*
Bret Tayne	15,116	(7)	*
Stanley M. Brown	4,592	(8)	*
Jana Schwan	7,175	(9)	*
John Collins	5,175	(10)	*
John M. Klimek	7,907	(11)	*
All Current Directors and Executive Officers as a group (10 persons)	1,764,032		50%

*Less than one percent

(1)	Except as otherwise indicated, the address of each shareholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010.

(2)

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)

Includes 793,467 shares held in the name of The Merrick Company LLC of which Mr. Merrick is a principal owner and options to purchase 4,000 shares of Common Stock at $5.57 per share granted under the Company’s 2009 Stock Option Plan.

(4)	Includes options to purchase 4,000 shares of Common Stock at $5.57 per share granted under the Company’s 2009 Stock Option Plan.

(5)

Includes options to purchase 10,834 shares of Common Stock at $3.79 per share granted under his Employment Agreement and options to purchase 43,342 shares of Common Stock at $3.79 per share granted under his Employment Agreement.

(6)	Includes options to purchase 1450 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(7)	Includes options to purchase 1450 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(8)	Includes options to purchase 1,631 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(9)	Includes options to purchase 1450 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(10)	Includes options to purchase 1450 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(11)	Includes options to purchase 5,000 shares of Common Stock at $5.75 per share and options to purchase 1,450 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

PROPOSAL ONE – ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2019. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of April 13, 2018. Messrs. Merrick, Hyland, Schwan, Brown, Collins, Tayne, and Klimek are presently directors of the Company.

Stephen M. Merrick, age 76, Chief Executive Officer. Mr. Merrick has been an officer of the Company since January 1996 and a director of the Company for more than 35 years. He has served as President and Chief Financial Officer of the Company. On December 1, 2017, he became Chief Executive Officer. Mr. Merrick was engaged in the practice of law for more than 40 years. Mr. Merrick is also an officer and Director of Reliv International, Inc. (NASDAQ - RELV), a manufacturer and direct marketer of nutritional supplements and food products. Mr. Merrick received a BS Degree from Northwestern University in 1963 and a Juris Doctor Degree from Northwestern University School of Law in 1966. Mr. Merrick brings to the Company over 35 years of experience with the Company, 40 years of legal practice experience and an extensive background in general management and corporate finance.

Jeffrey S. Hyland, age 58, President.  Mr. Hyland joined as President and Director of the Company on December 1, 2017.  Mr. Hyland joined the Company from being Managing Director at Berkeley Research Group and prior to that an Executive Director at Capstone Advisory Group, both leading, global consulting firms.  Mr. Hyland is experienced in providing consulting and C-suite responsibilities including areas in organizational leadership, strategic planning, refinancing, mergers and acquisitions, cost management, sales/marketing, operational efficiencies and financial management.  He is a CPA with a B.S. in Accounting from the University of Illinois and a Masters of Management (MBA) in Marketing, Finance and Hospital & Health Services Management from Kellogg School of Management at Northwestern University.

John H. Schwan, age 74, Director, Chairman of the Board of Directors. Mr. Schwan has been an officer and director of the Company since January 1996. He was Chief Executive Officer of the Company until December 1, 2017, when he became Chairman of the Board of Directors. From January 1990 to March 2006, Mr. Schwan was principal owner and President of Rapak, L.L.C. From 1980 to 1990, Mr. Schwan was an owner and President of Packaging Systems Inc. Mr. Schwan has over 40 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army from 1966 to 1972, 1st Air Cavalry Division in Vietnam from 1968 to 1969 and was awarded the Combat Infantry Badge, Air Medal, two Bronze Stars with a V for valor and a purple heart. Mr. Schwan is currently serving on the boards of Leave No Veteran Behind, Armed Forces Council of Chicago, and is the interim president of the Pritzker Military Library. Mr. Schwan has a BA Degree from North Park University Chicago, Illinois.

Stanley M. Brown, age 72, Director. Mr. Brown was appointed as a director of the Company in January 1996. During the period from January 1989 to February 2012, Mr. Brown was director of venture capital and private company investments for a private, Chicago-based investment group, where he participated in investments, organization and management of several privately held businesses engaged in production, sales and services. Mr. Brown brings to the Board over 40 years of leadership and technical knowledge and experience, as well as over 20 years of management experience with production and service enterprises. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving squadron command and the rank of Captain. He received a BA Degree from Fordham University and participated in post-graduate work in Naval architecture.

Bret Tayne, age 59, Director. Mr. Tayne has been a director of the Company since 1997. He has been president of Everede Tool Company and Intrepid Tool Industries since 1992 and 1999, respectively. From 1988 to 1992, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company. Mr. Tayne received a BA Degree from Tufts University and an MBA from Northwestern University. Mr. Tayne brings over 20 years of general management, finance, sales, product, and marketing experience to the Company.

John I. Collins, age 58, Director. Mr. Collins has served as a director of the Company since 2004. From 2010 to the present, Mr. Collins has served as Senior Vice President, Strategy, and Risk Management for Alloya Corporate Federal Credit Union, a $3 billion wholesale financial institution serving over 1,500 credit unions nationally. From 2003 to 2009, he was Chief Administrative Officer of Members United Corporate Federal Credit Union and from 2001 to 2003 was Chief Financial Officer of Mid-States Corporate Federal Credit Union. From 1991 to 2001, he served as Executive Vice President/Chief Financial Officer of Great Lakes Credit Union with responsibility for accounting, finance, information systems, investment management, lending and credit cards operations. Mr. Collins received a BA Degree in Economics, English and History from Ripon College and an MBA in Finance and Management from Emory University. Mr. Collins brings to the Company expertise, training and more than 20 years of experience in accounting, corporate finance, and corporate financial management.

 John M. Klimek, age 59, Director. Mr. Klimek is the President of HFR Asset Management, LLC located in Chicago. HFR operates a hedge fund platform comprised of numerous managed accounts and fund-of-funds. Prior to joining HFR in 2004, Mr. Klimek was a partner with Merrick & Klimek, LLP and Fishman and Merrick, PC, both Chicago-based law firms specializing in corporate and securities law. Mr. Klimek brings strong financial, business and market acumen as well as compliance expertise and negotiating skills to the CTI Board. He holds a Juris Doctor and a BS Degree in Accountancy, both from the University of Illinois, Champaign-Urbana.

Executive Officers Other Than Nominees

Frank Cesario, age 48, Chief Financial Officer. Mr. Cesario joined the Company in November 2017 as Chief Financial Officer. He brings nearly 20 years of CFO and controller experience at manufacturing entities. Prior to joining CTI, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, and is a registered CPA in the State of Illinois.

Samuel Komar, age 61, Vice President of Sales & Marketing. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales & Marketing in March of 2008. Mr. Komar has worked in sales and sales management for more than 25 years. Mr. Komar received a Bachelor of Science Degree in Business Administration and Marketing from Indiana University.

Jana Schwan, age 41, Vice President of Operations.  Ms. Schwan has been employed by the Company in various operational, purchasing, and product development capacities since September 2002, and was named Vice President of Operations in 2017.

Jana Schwan is the daughter of John Schwan.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman of the Board of Directors, the Chief Executive Officer, the President and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During 2017, the Board of Directors had seven members. The Board met six times during 2017. During 2017, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that each of Stanley M. Brown, Bret Tayne, John I. Collins, and John M. Klimek, presently directors of the Company, are independent based upon the application of the rules and standards of the NASDAQ Stock Market.

Board Leadership Structure

John H. Schwan has been appointed Chairman of the Board of Directors. In his role as Chairman, he presides over the meetings of the Board of Directors and communicates with the Chief Executive Officer, the President and the independent members of the Board. Stephen M. Merrick, Chief Executive Officer of the Company and Jeffrey S. Hyland, President of the Company, are also members of the Board of Directors. Mr. Merrick and Mr. Hyland allocate and share roles as senior management of the Company, providing leadership in sales, marketing, operations, finance, financial reporting, compliance and legal affairs of the Company. Both Mr. Merrick and Mr. Hyland report to the Board of Directors. The Board of Directors believes that this combination and allocation of roles between the two principal executive officers of the Company, each of whom are also members of the Board of Directors, provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

John I. Collins has been designated as the lead independent director. Mr. Collins is responsible for (i) communicating regularly with the Chief Executive Officer, the President and other officers of the Company on behalf of the Board of Directors, and particularly the independent members of the Board of Directors, and (ii) calling separate meetings of the independent directors of the Company. During 2017, there were four separate meetings of the independent directors. At such meetings, only independent directors are present and the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management.

All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Executive Officer, President and Chief Financial Officer. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne (Chairman), Mr. Collins and Mr. Klimek. Each of the members of the Audit Committee is independent based on the application of the rules and standards of the NASDAQ Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Collins has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee expert as set forth in that item. The Audit Committee held four meetings during fiscal year 2017, including quarterly meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the Company’s independent registered public accounting firm, Plante & Moran, PLLC (“Plante & Moran”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Plante & Moran as the Company’s independent registered public accounting firm.

Bret Tayne, Audit Committee Chair

John I. Collins, Member

John M. Klimek, Member

Compensation Committee

The Compensation Committee is composed of Stanley M. Brown (Chairman), John I. Collins and John M. Klimek. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the NASDAQ Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The Compensation Committee met six times during 2017.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of three directors, John Klimek (Chairman), Stanley Brown and Bret Tayne. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the NASDAQ Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating Committee did not meet in 2017. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All other
Name/Title	Year	Salary	Awards	Compensation	compensation	Total
			(1)	(2)	(3,4,5)

Stephen M. Merrick	2017	$240,968	$2,090	$17,332	$-	$260,390
Chief Executive Officer (6)	2016	$222,200	$4,336	$18,768	$-	$245,304

John H. Schwan	2017	$216,974	$2,090	$14,624	$20,672	$254,360
Chairman of the Board	2016	$203,000	$4,336	$18,768	$18,295	$244,399
(Formerly Chief Executive Officer) (7)

Samuel Komar	2017	$165,928	$900	$12,573	$4,426	$183,827
Vice President Sales & Marketing	2016	$164,616	$2,782	$14,688	$6,445	$188,531

(1)	Reflects the compensation expense recognized in 2017 and 2016 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.
(2)	Amounts determined under the Company's incentive compensation program.
(3)	Amounts for 2017 and 2016 include matching 401(k) contributions for John H. Schwan of $2,804 and $5,355 and Samuel Komar of $2,757 and $4,776.
(4)	Amounts for 2017 and 2016 include country club dues for John H. Schwan of $17,868 and $12,940. These expenses will not continue in the future.
(5)	Amounts for 2017 and 2016 include life insurance premiums paid for Samuel Komar of $1,669 and $1,669. These expenses will not continue in the future.
(6)	Mr. Merrick was President until December 1, 2017, when he became Chief Executive Officer.
(7)	Mr. Schwan was Chief Executive Officer until December 1, 2017, when he became Chairman of the Board of Directors.
Note:	Jeffrey S. Hyland joined the Company as President on December 1, 2017. Frank J. Cesario joined the Company as Chief Financial Officer on November 20, 2017.

Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

On December 1, 2017, the Company and Jeffrey S. Hyland entered into an Employment Agreement employing Mr. Hyland as President of the Company. The agreement is for a three-year term automatically renewable for successive one-year terms unless terminated by either party at the end of any term. The agreement provides for Mr. Hyland to receive a base annual salary of $243,000 and a one-time signing bonus of $75,000 payable on or before February 28, 2018. Mr. Hyland will be entitled to participate in the Company’s Incentive Compensation Plan and other employee benefit plans maintained by the Company. The agreement includes covenants requiring Mr. Hyland to maintain the confidentiality of confidential information of the Company, non-competition for a period of 24 months after termination of employment, and assignment of rights in work product and inventions.

The Employment Agreement also provides for Mr. Hyland to receive grants under the Company’s 2009 Incentive Stock Plan of (i) 25,000 shares of restricted stock vesting at the rate of 5,000 shares immediately and 5,000 shares vesting each year for four years after the award date and (ii) incentive stock options to purchase up to 65,000 shares of common stock at the price per share of $3.79 (the closing price on November 30, 2017) with the right to exercise the options vesting as to 10,834 shares on May 1, 2018 and on May 1 of each of 2019, 2020, 2021 and 2022, and as to 10,830 shares on December 1, 2022. In addition, as an inducement grant, the agreement provides for the Company to issue to Mr. Hyland non-qualified options to purchase up to 260,000 shares at the price of $3.79 per share. These options are on substantially the same vesting terms as the incentive stock options and will vest as to 43,342 shares on the same vesting dates as the incentive stock options. The incentive and non-qualified options require that Mr. Hyland be employed full-time by the Company at the time of vesting and for the entirety of the period from the date of grant. The restricted stock and options will fully vest upon a change in control.

The Employment Agreement also provides for certain compensation to Mr. Hyland upon the termination of his employment without cause or upon a change in control, as further described herein.

Information Relating to Cash Incentives

The Board of Directors has adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers and managers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. Under the Plan, the award to each participant in Pool I represents a percent of income and the Pool II award, in the aggregate, represents a percent of income. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company.

Long-Term Equity Incentives

From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, stock options or grants under the 2009 Incentive Stock Plan have been awarded to officers, directors, or management personnel of the Company. At the Company’s Annual Meeting of Shareholders held in May 2009, the Company’s 2009 Incentive Stock Plan was approved by the shareholders.

The Board of Directors has adopted and approved a new incentive option plan in April 2018 and has submitted the plan to the stockholders for approval in the stockholder meeting scheduled for June 8, 2018. If the plan is approved by the stockholders, the Compensation Committee of the Board of Directors will be authorized to issue incentive options, non-statutory options, restricted stock awards and stock grants to officers, directors, management personnel and consultants of the Company. The Board of Directors has determined that no further options will be granted under the 2009 Incentive Stock Plan.

Stock and option grants under the 2018 Incentive Stock Plan will be determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined by taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

Stock options awarded to Jeffrey S. Hyland are described in the summary of his Employment Agreement.

No stock options or grants were awarded or issued during 2017, except the options and grants awarded to Mr. Hyland as described in his Employment Agreement.

Retirement Benefits

The Company maintains a 401(k) employee savings plan in which all salaried employees are eligible to participate. The plan is a tax qualified retirement plan.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the Plan and the Company will contribute a matching amount to the Plan each year. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the Plan. Under the terms of the Plan, the Company has made a matching contribution equal to 100% of employee contributions that do not exceed 1% of eligible compensation plus 50% of employee contributions between 1% and 5% of eligible compensation. During 2017, the Board of Directors determined to cease matching contributions under the 401(k) Plan for the balance of the year. The Company’s contributions to the 401(k) plan totaled approximately $47,000 in 2017, which is allocated to participants subject to the vesting requirements of the Plan.

Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2017. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
John H. Schwan	4,000	6,000	$5.57	12/30/2020	(1)

Stephen M. Merrick	4,000	6,000	$5.57	12/30/2020	(1)

Samuel Komar	1,450	2,175	$5.06	12/30/2020	(1)

(1)	The stock option granted vests in one-fifth increments on each of June 30, 2016, June 30, 2017, June 30, 2018, June 30, 2019, and June 30, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	476,144	$3.97	-

Equity compensation plans not approved by security holders	-	-	-

Total	476,144	$3.97	-

Payments Upon Termination or Change of Control

The Employment Agreement among the Company and Jeffrey S. Hyland provides that, in the event of the termination of his employment by the Company without cause at the expiration of any term of the agreement or of the termination of the agreement by Mr. Hyland for good cause, he shall be entitled to receive severance pay of one-year base salary, payable in equal installments for such year. Further, in the event of a change of control, if Mr. Hyland’s employment is terminated within one year of the change of control by him for good cause or by the Company without cause or due to failure to renew, he will be entitled to receive, as a lump sum, within 60 days following the termination date a severance payment equal to his base salary for the year.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2017:

DIRECTOR COMPENSATION

	Director's	Option	All other
Name	Fees	Awards (1)	compensation		Total
Stanley M. Brown	$22,000	$1,038	$48,000	(2)	$71,038

Bret Tayne	$23,750	$900	$-		$24,650

John I. Collins	$23,750	$900	$-		$24,650

John M. Klimek	$23,750	$1,446	$-		$25,196

(1)	Reflects the compensation expense recognized in 2017 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.

(2)	Reflects consulting fees paid for services in connection with investor relations activities.

Narrative Description of Director Compensation

Non-management members of the Board of Directors receive a monthly fee of $1,250 plus $500 for each meeting of the Board of Directors or any Committee of the Board attended.

Agreements Between Third Parties and Directors

There are no agreements or arrangements by which any directors or nominees are to receive compensation or other payments from third parties in return for serving on the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2017, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were satisfied.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The Company will provide to any person without charge upon request a copy of the Code of Ethics. You may make such request by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

Stephen M. Merrick, Chief Executive Officer of the Company, is of counsel to a law firm from which the Company received legal services during the year. Mr. Merrick is both a director and a shareholder of the Company. Legal fees paid to this firm were $154,000 and $188,000 for the years ended December 31, 2017 and 2016, respectively.

 During the period from January 2003 to the present, John H. Schwan, Chairman of the Board, has made loans to the Company which have outstanding balances of $1,507,000 and $1,416,000 as of December 31, 2017 and 2016, respectively. During 2017 and 2016, interest expense to this individual on these outstanding loans was $94,000 and $93,000, respectively.

During 2010, two entities owned by officers and principal shareholders of the Company (John H. Schwan and Stephen M. Merrick) provided financing for Flexo Universal, the Company’s Mexico subsidiary, for the acquisition and construction of latex balloon production and related equipment. The entities included Venture Leasing L.L.C., (“VLUS”), an Illinois limited liability company which is 100% owned by an entity owned by Mr. Schwan and Mr. Merrick, and Venture Leasing Mexico S. A. de R. L (“VLM”), a Mexico company which is also owned 100% by entities owned by Mr. Schwan and Mr. Merrick. Title to the equipment remained in the name of VLM. VLM leased the equipment to Flexo Universal under a lease under which Flexo Universal paid to VLM rental payments at the rate of approximately $9,000 per month and had the right to purchase the equipment from VLM at the expiration of the lease at fair market value. During 2016, the lease expired and Flexo Universal purchased the equipment from VLM. The Company has not provided any guarantees related to VLUS or VLM and no creditors of the variable interest entities have recourse to the general credit of the Company as a result of including VLUS & VLM in the consolidated financial statements. The accounts of VLM and VLUS have been consolidated with the accounts of the Company for 2017 and 2016 and going forward.

John H. Schwan, Chairman of the Board, through an investment entity, and Stephen M. Merrick, Chief Executive Officer of the Company, also through an investment entity, own, in aggregate, a 50% interest in Clever Container Company L.L.C., an Illinois limited liability company. The Company acquired a 28.5% interest in Clever Container from third parties in 2016. During 2017 and 2016, Clever Container purchased various products from the Company in the amount of $954,000 and $1,140,000, respectively. As of December 31, 2017 and 2016, the balance of accounts receivable from Clever Container to the Company were $988,000 and $538,000, respectively. During 2016 and 2017, the results of Clever Container were consolidated with the financial statements of the Company.

Relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants or have conflicts of interest are reviewed and approved by the Audit Committee. While the Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of matter. The Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

PROPOSAL TWO – APPROVAL OF 2018 STOCK INCENTIVE PLAN

On April 18, 2018, the Board of Directors approved a 2018 Stock Incentive Plan (the “Plan”) and authorized the Plan to be submitted to the shareholders of the Company for approval. The Plan authorizes the issuance of awards for up to 300,000 shares our common stock in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards. To date, no awards have been made under the Plan and no awards will be made unless and until the Plan is approved by the shareholders. The purposes of the Plan is to further align the interests of our current and future directors, executive officers and other employees with the interests of our stockholders by giving them an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the acquisition of common stock. The Board of Directors believes that establishing the Plan and making available awards as provided in the Plan will assist the Company in attracting and retaining key employees by enabling us to offer competitive compensation.

If the Plan is approved by the shareholders, we plan to file, as soon as practicable, a registration statement covering the 300,000 shares issuable under the Plan. Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933 and regulations thereunder, the shares of common stock issued under the Plan will be freely tradable in the public market if they are issued while a registration statement is effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO TO APPROVE THE 2018 STOCK INCENTIVE PLAN.

Description of the Plan

The Plan authorizes the issuance of awards for up to 300,000 shares of common stock of the Company in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. A copy of the Plan is included with this Proxy Statement as Schedule A.

Administration of the Plan. The Plan will be administered by the Compensation Committee of the Company who is authorized to select the persons who will receive awards, determine the number of shares to be covered by any award and to determine and modify the terms and conditions and restrictions of the award consistent with the Plan.

Awards Issuable under the Plan. The Plan authorizes the issuance of awards of, or permitting the purchase of, up to 300,000 shares of common stock of the Company, in the aggregate. In the event that there is a stock dividend, stock split or other similar change in capitalization after the Plan is approved, the Compensation Committee may make appropriate adjustments in the awards or stock to be issued with respect to them. The awards may be in the form of incentive stock options, non-statutory stock options, restricted stock awards or unrestricted stock awards. Incentive stock options may be granted only to persons who are officers or employees of the Company on the date of the grant. The exercise price per share for stock options granted under the Plan shall not be less than 100% of the fair market value (the closing price per share on the market) of the common stock on the date of the grant; provided that, if any recipient of an award owns more than 10% of the common stock of the Company, the options price shall not be less than 110% of the fair market value on the date of the grant. The term of options shall be as provided by the Compensation Committee but in no event more than 10 years from the date of the grant (5 years with respect to holders of more than 10% of the common stock). Stock options will become vested and exercisable at such times, and on such terms, as the Compensation Committee shall provide in each case. Generally, stock options will not be transferable except by will or laws of descent.

The Compensation Committee may also issue restricted stock awards under the Plan which entitle the recipient to acquire, for such purchase price, if any, shares of common stock of the Company subject to such restrictions and conditions as the Compensation Committee shall determine at the time of the grant, including continued employment or achievement of specified performance goals or objectives. The recipient of a restricted stock award becomes a shareholder at the time he or she has accepted the award, signing and delivering to the Company an agreement respecting the award, and makes payment to the Company of any amount to be paid with respect to the award. Shares issued under a restricted stock award by not be sold or transferred until they have vested under the terms of the award. If employment of the recipient is terminated prior to the vesting of restricted shares, the Company shall have the right to repurchase such shares or to require forfeiture of them, as provide in the grant. The Compensation Committee may also issue unrestricted shares of common stock under the Plan.

In the event of the death of a recipient of a stock option, the legal representative of the recipient shall be entitled to exercise the option for a period of 180 days from the date of the recipient’s death. In the event of the retirement or disability of a recipient, the option shall be exercisable for a period of 90 days from such date. If a recipient is terminated for cause, the option shall immediately terminate and, in the case of other termination of employment, the recipient shall have 30 days to exercise outstanding options.

Change of Control.

In the event of a change of control of the Company:

1.

Subject to paragraph 3, the holders of stock options or stock awards under the Plan shall be entitled to receive, upon exercise of the award, in lieu of shares of common stock of the Company, shares of stock, or other securities, cash or property, as the holders of shares of common stock received in connection with the change of control;

2.	The Compensation Committee may accelerate, or waive any conditions or restrictions on, outstanding stock options or restricted stock awards; or

3.

The Compensation Committee may cancel outstanding stock options and restricted stock awards as of the date of the change of control, provided that all holders of options and awards shall have been given notice and the opportunity to exercise the award, if exercisable.

Change of control will mean and include:

1.	Any person becomes a beneficial owner of securities representing 50% of the combined voting power of the Company’s then outstanding securities;

2.

The stockholders approve a merger or consolidation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation share representing at least 50% of the voting power of the Company or the surviving or resulting corporation; or

3.	The stockholders approve a complete liquidation of the Company or an agreement to sell or otherwise dispose of all or substantially all of its assets.

Future Amendments to the Plan

Our Board of Directors may, in its discretion, terminate or amend the Plan at any time, except that no such termination may affect options previously granted, nor may any amendment make a change in an award previously granted which would adversely affect the rights of an award holder under the Plan.

The foregoing discussion is only a summary of some of the provisions of the Plan and is qualified in its entirety by the specific language of the Plan, a full copy of which is attached as Appendix A to this proxy statement.

Federal Income Tax Information With Respect to the Plan

The following is a summary of the material United States federal income tax consequences of the Plan generally applicable to participants and to the Company. Individual participants should contact their own tax advisors with respect to the federal, state and local tax consequences applicable to them based upon their particular circumstances.

Incentive Stock Options

The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is also no tax upon exercise of an incentive option. If the shares acquired upon exercise of an incentive option are not disposed of by the option holder within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such two-year and one-year periods, which is known as a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Non-Statutory Stock Options

The grantee of a non-statutory stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

Restricted Stock Awards

The grantee of a restricted stock award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, he or she otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock acquired pursuant to the restricted stock award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for the stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of the shares. The capital gain will be long-term capital gain if the grantee held the common stock acquired pursuant to the restricted stock award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the common stock acquired pursuant to the restricted stock award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse.

Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of common stock acquired pursuant to a restricted stock award will be taxable as capital gain to the extent that the proceeds exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the common stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the common stock acquired pursuant to a restricted stock award is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction. Grantees of restricted stock awards who wish to make an election pursuant to Section 83(b) of the Internal Revenue Code are advised to consult their own tax advisors.

Unrestricted Stock Awards

The grantee of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to an unrestricted stock award less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives the common stock. The grantee’s basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the grantee of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

Taxation of the Company

Generally, subject to certain limitations, the Company may deduct on its corporate income tax return, in the year in which a Plan participant recognizes ordinary income upon the occurrence of any of the following events, an amount equal to the amount recognized by the grantee as ordinary income upon the occurrence of these events: (i) the exercise of a non-statutory stock option, (ii) a disqualifying disposition of an incentive option, (iii) a lapse of a substantial risk of forfeiture of a restricted stock award or performance share award, (iv) a grantee’s election to include in income the fair market value of common stock received in connection with a restricted stock award or a performance share award, (v) the grant of an unrestricted stock award, and (vi) the exercise or lapse of a stock appreciation right.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code.

PROPOSAL THREE – SELECTION OF AUDITORS

PLANTE & MORAN, PLLC

The Audit Committee and Board of Directors has selected and approved Plante & Moran, PLLC as the independent registered public accounting firm to audit our financial statements for 2018, subject to ratification by the shareholders at the annual meeting. It is expected that a representative of the firm of Plante & Moran will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

During the Company’s fiscal years ended December 31, 2017 and December 31, 2016, there were no disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

During the Company’s fiscal years ended December 31, 2017 and December 31, 2016, Plante & Moran has informed the Company that there have not been any reportable events.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by Plante & Moran for the years ended December 31, 2017 and 2016:

	Dec. 31, 2017	Dec. 31, 2016
Audit Fees (1)	$280,327	$307,246
Other Audit Related Fees (2)	9,989	38,382
All Other Fees (3)	51,581	63,607
Total Fees	$341,897	$409,235

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by Plante & Moran.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

All audits, tax and other services to be performed by Plante & Moran for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee of the Board of Directors considered the effect of Plante & Moran’s tax services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Plante & Moran was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

Shareholder Proposals for 2019 Proxy Statement

Under the Amended and Restated By-Laws and procedures established by the Securities and Exchange Commission, certain requirements exist for business to be brought by a shareholder at an annual meeting. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 120 days or more than 150 days prior to the one-year anniversary of the date of mailing proxies for the prior year’s annual meeting. Additionally, the Amended and Restated By-Laws provide the requirements for the calling of a special meeting, including setting of a demand record date, requiring the demand of shareholders holding no less than one-fifth of the issued and outstanding stock of the Company, and the agreement of such shareholders to pay the cost of preparing and mailing the costs of such meeting, including preparation of the proxy materials, except if all the proposed resolutions are adopted, the soliciting shareholders are not required to pay such costs. The Amended and Restated By-Laws include additional requirements for a shareholder to nominate a person as director, including notice requirements and information as to the nominee.

Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2019 Annual Meeting of Shareholders, which is tentatively scheduled to be held on June 7, 2019, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no later than December 31, 2018. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Shareholder Communications

The Nominating and Governance Committee of our Board has established the following process for shareholders to communicate with the Board. Shareholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o CTI Industries Corporation, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholders and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all shareholders correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Dated: April 30, 2018

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Stephen M. Merrick
Stephen M. Merrick, Chief Executive Officer

SCHEDULE A

CTI INDUSTRIES CORPORATION

2018 STOCK INCENTIVE PLAN

SECTION 1

General Purpose of the Plan; Definitions

The name of the plan is the CTI Industries Corporation 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable officers and employees of, and other persons providing services to, CTI Industries Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means any director who meets the independence requirement of NASDAQ Marketplace Rule 4200(a)(15).

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, no par value per share, of the Company.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2

Administration of Plan; Committee Authority to

Select Participants and Determine Awards

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than three persons each of whom qualifies as an Independent Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(c) Minutes. The Compensation Committee shall keep minutes of all meetings at which Awards are made specifying the type of Award, number of shares, date and terms. Copies of such minutes shall be maintained with the minutes of the Board of Directors.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3

Shares Issuable under the Plan; Mergers; Substitution

(a) Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 300,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Stock Dividends, Mergers, etc.  In the event that, after approval of the Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(c) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4

Eligibility

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5

Stock Options

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee may also grant additional Non-Statutory Stock Options to purchase a number of shares to be determined by the Committee in recognition of services provided by a Non-Employee Director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended from time to time (“Rule 16b-3”).

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, officers or employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee, in its discretion, may accelerate the exercisability of all or any portion of any Stock Option only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the option holder, and (iii) a severance arrangement with a departing option holder. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised; or

(ii) a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; or

(iii) if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

(v) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement.  Each Option shall provide that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 6

Restricted Stock Awards

(a) Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Subject to Section 11, the Committee, in its discretion, may accelerate the exercisability of all or any portion of any Restricted Stock Award only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the Restricted Stock Award holder, and (iii) a severance arrangement with a departing Restricted Stock Award holder.

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7

Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8

Termination of Stock Options

(a) Incentive Stock Options:

(i) Termination by Death.  If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause.  If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options.  Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9

Tax Withholding

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of mature shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition.  Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10

Transfer and Leave of Absence

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11

Amendments and Termination

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 12

Status of Plan

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13

Change of Control Provisions

(a) Upon the occurrence of a Change of Control as defined in this Section 13:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option and Restricted Stock Award, may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 11(d) and 12(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14

General Provisions

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15

Effective Date of Plan

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 16

Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois without regard to its principles of conflicts of laws.

Approved by the Board of Directors:  April 18, 2018

Approved by the Shareholders:

CTI INDUSTRIES CORPORATION
ATTN: STEPHEN M. MERRICK
22160 NORTH PEPPER ROAD
LAKE BARRINGTON, IL 60010

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Stephen M. Merrick
02 Jeffrey S. Hyland
03 John H. Schwan
04 Stanley M. Brown
05 John I. Collins
06 John M. Klimek
07 Bret Tayne

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Proposal to approve the 2018 Stock Incentive Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Plante & Moran, PLLC as auditors of the Corporation for 2018.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
4. In their discretion, on any and all other matters as may properly come before the meeting.	☐	☐	☐

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.
THIS PROXY, WHEN PROPERLY EXECUTED,WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE CONTRARY CHOICE,IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3 ABOVE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000377661_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

REVOCABLE PROXY CTI INDUSTRIES CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON
JUNE 8, 2018
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Stephen M. Merrick, Jeffrey S. Hyland, or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of no par value common stock of CTI Industries Corporation (The "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, commencing Friday, June 8, 2018 at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

Continued and to be signed on reverse side

0000377661_2 R1.0.1.17